EXHIBIT 3.5


                                                                           FILED
                                                                DONETTA DAVIDSON
                                                     COLORADO SECRETARY OF STATE

DELAYED EFFECTIVE DATE                                             20041110513 C
3-31-2004  5:00 PM                                                 $      110.00
           EST                                                SECRETARY OF STATE
                                                             03-25-2004 11:29:09


                               ARTICLES OF MERGER

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

         1. An Agreement and Plan of Merger and Reorganization has been duly adopted providing for the merger of Pacific CMA, Inc., a Colorado corporation, and Pacific CMA, Inc., a Delaware corporation, resulting in Pacific CMA, Inc., a Delaware corporation being the survivor. The Agreement and Plan of Merger and Reorganization is set forth herein as Exhibit "A".

         2. Shareholder approval of the Agreement and Plan of Merger and Reorganization was required by the shareholders of Pacific CMA, Inc., a Colorado corporation. The number of votes cast for the Agreement and Plan of Merger and Reorganization by each voting group entitled to vote separately on the merger was sufficient for approval by that voting group, to-wit by the holders of seventy-six (76%) percent of the shares of common stock, the sole voting group entitled to vote thereon.

         3. Shareholder approval of the Agreement and Plan of Merger and Reorganization by the sole stockholder of Pacific CMA, Inc., a Delaware corporation was not required, but the sole stockholders of Pacific CMA, Inc., a Delaware corporation is Pacific CMA, Inc., a Colorado corporation, which consented in writing to and approved the Agreement and Plan of Merger and Reorganization.

         4. The surviving corporation is organized under the laws of the State of Delaware and the address of its principal office is 1350 Avenue of the Americas, Suite 3100, New York, New York 10019.

         5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

                                                        COMPUTER UPDATE COMPLETE
                                                                   SLC

                  Alfred Lam
                  Chairman of the Board
                  Pacific CMA, Inc.
                  1350 Avenue of the Americas
                  Suite 3100
                  New York, New York 10019
                  Tel:     (212) 247-0049
                  Fax:     (212) 247-0245

                  Henrik M. Christensen
                  Executive Vice-President
                  Pacific CMA, Inc.
                  1350 Avenue of the Americas
                  Suite 3100
                  New York, New York 10019
                  Tel:     (212) 247-0049
                  Fax:     (212) 247-0245

         6. This Certificate of Merger shall be effective on March 31, 2004 at 5:00 p.m. Eastern Daylight Savings Time.


Dated: March 24, 2004


PACIFIC CMA, INC.                           PACIFIC CMA, INC.
(a Colorado corporation)                    (a Delaware corporation)



By: /s/ Alfred Lam                        By: /s/ Alfred Lam
    ------------------------------------      -----------------------------
    Alfred Lam                                Alfred Lam
    Chairman of the Board of Directors        Chairman of the Board of Directors

                                                                       EXHIBIT A
                                                                  TO EXHIBIT 3.5


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Merger Agreement"), dated as of March 24, 2004, is by and between, PACIFIC CMA, INC., a Colorado corporation ("Parent") and PACIFIC CMA, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary").

         WHEREAS, Parent, as of the date hereof, has the authority to issue 110,000,000 shares of capital stock consisting of: (i) 100,000,000 shares of common stock, no par value ("Parent Common Stock"); and (ii) 10,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"), all of which are undesignated as to class or series and unissued ("Parent Undesignated Stock");

         WHEREAS, Subsidiary, as of the date hereof, has the authority to issue 110,000,000 shares of capital stock consisting of: (i) 100,000,000 shares of common stock, par value $0.001 per share ("Subsidiary Common Stock"); and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share ("Subsidiary Preferred Stock"), all shares of preferred stock are undesignated as to class or series ("Subsidiary Undesignated Stock");

         WHEREAS, Parent and Subsidiary desire that Parent merge with and into Subsidiary and that Subsidiary shall continue as the Surviving Company (as hereinafter defined) in such Merger (as hereinafter defined), upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Colorado and the laws of the State of Delaware;

         WHEREAS, this Merger Agreement contemplates a tax-deferred merger of Parent with and into Subsidiary in a reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the respective Boards of Directors of Parent and Subsidiary have approved this Merger Agreement, and Parent and Subsidiary shall each submit this Merger Agreement to their shareholders for their approval, if required.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree to merge as follows:

                                    ARTICLE 1

                                     MERGER

         1.1. MERGER. Subject to the terms and conditions of this Merger Agreement, Parent shall be merged with and into Subsidiary (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "Delaware Code") and the Colorado Business Corporation Law (the "CBC"), and the separate existence of Parent shall cease and Subsidiary shall be the surviving company (which, in its capacity as the surviving company, is hereinafter sometimes referred to as the "Surviving Company") and continue its corporate existence under the laws of the State of Delaware.

         1.2. EFFECT OF THE MERGER. At the Effective Time of the Merger (as hereinafter defined), the Surviving Company shall possess all the rights, privileges, immunities and franchises, of a public and private nature, of each of Parent and Subsidiary; all property (real, personal and mixed) and all debts due on any account, including subscriptions for shares, and all other choses in action, and every other interest of or belonging to or due to each of Parent and Subsidiary shall vest in the Surviving Company without any further act or deed;


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


         the title to any real estate or any interest therein vested by deed or otherwise in Parent shall not revert nor in any way become impaired by reason of the Merger, the Surviving Company shall be responsible and liable for all the liabilities and obligations of each of Parent and Subsidiary; a claim of or against or a pending proceeding by or against Parent or Subsidiary may be prosecuted as if the Merger had not taken place, or the Surviving Company may be substituted in the place of Parent; and neither the rights of creditors nor any liens upon the property of Parent or Subsidiary shall be impaired by the Merger. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Parent, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Company and shall be as effective and binding thereon as the same were with respect to Parent. The requirements of any plans or agreements of Parent involving the issuance or purchase by Parent of any shares of its capital stock, including the Parent's Option Plan, shall be satisfied by the issuance or purchase of a like number of shares of the capital stock of the Surviving Company.

         1.3. EFFECTIVE DATE AND TIME OF THE MERGER. The Merger shall become effective as of the date and time (the "Effective Date" and "Effective Time", respectively) on which a certified copy of this Merger Agreement or a Certificate of Merger, executed and acknowledged on behalf of the Parent and the Subsidiary, in accordance with the requirements of the Delaware Code and the CBC, has been filed with the Delaware Secretary of State and the State Corporation Commission of Colorado.


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

                                   ARTICLE 2

                         NAME, ARTICLES/CERTIFICATES OF
                      INCORPORATION, BY-LAWS, DIRECTORS AND
                        OFFICERS OF THE SURVIVING COMPANY


         2.1. NAME OF SURVIVING CORPORATION. The name of the Surviving Company shall continue to be Pacific CMA, Inc., a Delaware corporation.

         2.2. ARTICLES/CERTIFICATES OF INCORPORATION. The Certificate of Incorporation of the Subsidiary shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until amended thereafter as provided therein or by law.

         2.3. BY-LAWS. The By-Laws of Subsidiary shall be the By-Laws of the Surviving Company from and after the Effective Time until amended thereafter as provided therein or by law.

         2.4. DIRECTORS AND OFFICERS. The directors and officers of Subsidiary at the Effective Time shall be the trustees and officers, respectively, of the Surviving Company from and after the Effective Time and shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Company until the next annual meeting of shareholders and until their successors have been elected and qualified.

                                   ARTICLE 3

                     CONVERSION AND EXCHANGE OF CERTIFICATES

         3.1.  CONVERSION.   At  the  Effective  Time,  each  of  the  following
transactions shall be deemed to occur simultaneously:

                  (a) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a validly issued, fully paid and non-assessable share of Subsidiary's Common Stock. The shares of Parent Common Stock so converted shall cease to exist as such and shall exist only as shares of Subsidiary Common Stock.


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


                  (b) Each warrant, option or other right to purchase shares of Parent's Common Stock granted by Parent or any of its subsidiaries under any warrant, stock option or stock purchase plan of Parent, including the Parent's Option Plan, and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant, option or other right to purchase, upon the same terms and conditions, the number of shares of Subsidiary Common Stock or Subsidiary Preferred Stock, as the case may be, which is equal to the number of shares of Parent Common Stock or Parent Preferred Stock that the warrantholder, optionee or rightholder would have received had he exercised his warrant, option or other right in full immediately prior to the Effective Time (whether or not such warrant, option or other right was then exercisable). A number of shares of Subsidiary Common Stock and Subsidiary Preferred Stock shall be reserved by the Surviving Company for issuance upon the exercise of options, warrants, stock purchase rights and other convertible securities equal to the number of shares of Parent Common Stock and Parent Preferred Stock so reserved by Parent immediately prior to the Effective Time.

                  (c) The shares of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time and held by Parent, without any action on the part of Parent or any other person, shall be canceled and retired and resume the status of authorized and unissued shares of Subsidiary Common Stock, and no shares of Subsidiary Common Stock, Subsidiary Preferred Stock or other securities of Subsidiary shall be issued in respect thereof.



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

         3.2. EXCHANGE OF CERTIFICATES.

                  (a) From and after the Effective Time, each holder of an outstanding certificate which, immediately prior to the Effective Time, represented shares of Parent Common Stock or other securities of Parent shall be entitled to receive in exchange therefore, upon surrender thereof to the transfer agent designated by the Surviving Corporation, a certificate or certificates representing the number of shares of Subsidiary Common Stock, Subsidiary Preferred Stock or other securities of Subsidiary, as the case may be, into which such holder's shares of Parent Common Stock, Parent Preferred Stock or other securities of Parent were converted. Until so surrendered, the outstanding shares of stock of Parent to be converted into the stock of Subsidiary, as provided herein, may be treated by the Surviving Company for all corporate purposes as evidencing the ownership of shares of the Surviving Company as though said surrender and exchange had taken place. Irrespective of whether so surrendered, however, each such outstanding certificate insofar as it purports to represent securities of Parent shall be deemed to be canceled and shall be of no further force or effect.

                  (b) If any certificate for shares of Subsidiary capital stock is to be issued in a name other than that in which the certificate for shares of Parent capital stock surrendered in exchange therefore is registered, it shall be a condition of such exchange that the surrendered certificate shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay any transfer and other taxes required by reason of the issuance of certificates for such shares of Subsidiary capital stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Company or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Parent capital stock for any shares of Subsidiary capital stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.



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


                                    ARTICLE 4

                         EMPLOYEES AND EMPLOYEE BENEFITS

         The employees and agents of Parent shall become the employees and agents of the Surviving Company and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Parent. All benefits that accrue shall carryover and continue unabated. At the Effective Time, any employee benefit plan or incentive compensation plan, including any stock option plan, to which Parent is then a party, including the Parent's Option Plan, shall be assumed by, and continue to be the plan of the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of Parent or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, Parent capital stock, from and after the Effective Time such plan, including Parent's Option Plan, shall be deemed to provide for the issuance or purchase of, or otherwise to relate to, Surviving Company capital stock.

                                    ARTICLE 5

                                   CONDITIONS

         Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

         5.1. PARENT SHAREHOLDER APPROVAL. This Merger Agreement and the Merger shall have been adopted and approved by the shareholders of Parent in accordance with the CBC.



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

         5.2. SUBSIDIARY SHAREHOLDER APPROVAL. The Articles of Incorporation of the Subsidiary shall have been filed in Delaware, and this Merger Agreement shall have been duly adopted and approved by the Parent as the sole shareholder of Subsidiary pursuant to the Delaware Code. The signature of Parent on this Merger Agreement shall constitute its written consent, as the sole shareholder of the Subsidiary, to this Merger Agreement and the Merger.

         5.3. CONSENTS, ETC. Any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of Parent to be necessary or desirable to obtain in connection with the consummation of the Merger including, without limitation, any consents necessary for the assignment of any contract rights, obligations or benefits of Parent to the Surviving Company and any consents of preferred shareholders, lenders or parties to investors' rights agreements shall have been obtained or the receipt thereof shall have been waived by Parent in its sole discretion.

                                    ARTICLE 6

                                     GENERAL

         6.1. TERMINATION AND ABANDONMENT. This Merger Agreement may be terminated, and the Merger and other transactions provided or herein abandoned, at any time prior to the Effective Time, by action of the Board of Directors of Parent, whether before or after adoption and approval of this Merger Agreement by the shareholders of Parent, if the Board of Directors of Parent determines that the consummation of the transactions provided for herein would not, for any reason, be advisable. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect, and there shall be no liability on the part of either Parent or Subsidiary or their respective Boards of Directors, or shareholders, except that Parent shall pay all expenses incurred by Parent and Subsidiary in connection with the Merger and this Merger Agreement.



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


         6.2. AMENDMENT. This Merger Agreement may be amended by the Board of Directors of Parent and Board of Directors of Subsidiary at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Merger Agreement by either the shareholders of Parent or the sole shareholder of Subsidiary shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (b) alter or change any term of the Certificate of Incorporation of Subsidiary to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Merger Agreement, if such alteration or change would adversely affect the holders of the class or series of the stock of such company.

         6.3. DEFERRAL. Consummation of the transactions provided for herein may be deferred by Parent for any period of time if the Board of Directors or Chairman of Parent determines that such deferral would be advisable for any reason.

         6.4.  HEADINGS.   The  headings  set  forth  herein  are  inserted  for
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Merger Agreement.

         6.5.   COUNTERPARTS.   This  Merger   Agreement   may  be  executed  in
counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

         6.6. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of laws.



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

         6.7. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Company or by its successors or assigns, there shall be executed and delivered on behalf of Parent such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Company the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Parent, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Company are fully authorized in the name and on behalf of Parent or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         IN WITNESS WHEREOF, the undersigned have each caused this Merger Agreement to be executed on their respective behalves as of the day and year first above written.


                                              PACIFIC CMA, INC.
                                              (a Colorado corporation)


                                              By:  /s/Alfred Lam
                                                   -----------------------------
                                                   Name:   Alfred Lam
                                                   Title:  Chairman



                                                   PACIFIC CMA, INC.
                                                   (a Delaware corporation)


                                              By:  /s/Alfred Lam
                                                   -----------------------------
                                                   Name:   Alfred Lam
                                                   Title:  Chairman





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




                               STATE OF COLORADO
                              DEPARTMENT OF STATE


I hereby certify that this is a true and complete copy of the document filed in this office and admitted to record in File 20041110513
                                           -----------

DATED: 3/25/2004
       -------------


/s/ Donetta Davidson
--------------------
Secretary of State


By: /s/ S. Anedesta
    -------------------



                          [LOGO OF STATE OF COLORADO]




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